UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2016

MEDIA ANALYTICS CORPORATION

(Exact name of small business issuer as specified in its charter)

Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1825 Ponce de Leon Blvd, Suite 411

Coral Gables, FL 3314

(Address of principal executive offices)

(786) 323-7900

(Registrant’s telephone number)

800 W. El Camino Real, Suite 180

Mountain View, CA 94040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Definitive Material Agreement

Stock Purchase Agreement

On December 15, 2016, Media Analytics Corporation (the “Company”), the majority shareholders of the Company (the “Sellers”) and certain buyers (the “Purchasers”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchasers purchased from the Sellers 7,600,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), representing approximately 75.99% of the issued and outstanding shares of the Company, for an aggregate purchase price of $175,000 (the “Purchase Price”). On December 21, 2016, the closing of the transaction occurred (“Closing Date”).

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.01         Changes in Control of Registrant

On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Purchasers purchased a total of 7,600,000 shares of the issued and outstanding common stock of the Company, representing 75.99% of the total issued and outstanding stock of the Company, from the Majority Shareholders.  In exchange for the controlling shares of the Company, Purchasers agreed to pay the Purchase Price, as referenced in Item 1.01 above.

In connection with the change in control, the Company plans to bring the jade market to the masses in the United States. The Company plans to change its name in the future to Jade Global Holdings, Inc. (“Jade Global Holdings”). Until Jade Global Holdings’ entry into the global jade trade, the Company believes that there has been no centralized market for trading of jade and jade products. The Company understand that the traditional distribution channels have involved either using sometimes shady purchasing agents from foreign lands, or purchasing finished jade jewelry products from often disreputable wholesalers. The Company’s intention is to eventually grow Jade Global Holdings into a vertically integrated global company that will comprise of international mining operations, jewelry design and manufacturing, retail operations, wholesale trade, global depository and online trading platform. Jade Global Holdings plans to initially enter the market by building a retail store and global trading platform, eventually expanding to other areas through organic growth and acquisition. At the onset, the Company plans to import jade and jade products from China, both as jewelry and as collectible artwork.

While the Company believes that traditional bricks and mortar business model is on the wane, management believes that in order to educate and tempt the American buyer, the Company must maintain a traditional storefront presence. Jewelry and collectibles can be found online or in stores, but the Company believes that they are mostly commodity items due to their ubiquitous nature. The Company will follow a 4 pronged strategy to increase awareness and increase sales of this precious stone.

1.	The Company plans to open retail outlets in strategic locations throughout the United States. The stores will not necessarily be located in areas with large Asian populations, but instead in affluent communities and eventually in the growing shopping meccas being built in international airports.

2.	The Company plans to open or acquire retail outlets in China which will allow it to have a foothold, as well as to monitor trends in the biggest market for jade in the world.

3.	The Company plans to establish a global online trading platform that will allow for its customers to not only purchase jade products, but also to sell it back in repurchase transactions, much like the spot market for gold and diamonds.

4.	The Company plans to advertise through traditional print, television and radio media, as well as leveraging strategic influencers in social media such as Facebook, Snapchat, Google+ and Twitter.

The Company plans to open a retail outlet in the United States as well as build a retail store in mainland China. The Company intends to create a shopping experience that will be unlike the traditional retail jewelry store. Instead, Jade Global Holdings’ stores plan to include a retail showroom, a private viewing room where patrons may examine higher value items and a museum-like setting where a rotating collection of museum quality pieces can be viewed and purchased. The Company plans to decorate in a tasteful blend of Western and Eastern aesthetics to appeal to all customers, while reminding customers of the Asian spirituality of jade.

In addition to its retail store/showroom, Jade Global Holdings outlets expect to also have “back room” VIP where suitably qualified customers can, by appointment only, view specific “investment grade” jade jewelry pieces for purchase. The Company also intends to feature large TV monitors displaying its Global Online Trading Platform, so that patrons may see current pricing and sales data. The Company intends to create store lounges offering full VIP service and personal assistants to cater to high net worth clients and will have armed guard security on duty at all times. Finally, each showroom is planned to have an “educational area” with “gem quality” jade on display and Audio/Visual presentations of the history of jade and its importance in Chinese culture. The Company expects to set itself apart from other jade retailers in that the Company not only plans to sell jade and jade products, but also plans to buy jade and jade products as well, much like the spot market for other precious metals and stones, such as gold, platinum or diamonds.

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The Company also intends to establish a “membership only” Global Trading Platform Online. The Jade Global Holdings Global Trading Platform is expected to be a website on which global jade traders, brokers or collectors and general public can buy and sell jade and jade products. The Company plans to offer multiple membership tiers for each of its client bases, each with different levels of access to products. The Company envisions offering 3 tiers of membership:

1.       Retail Tier – The entry level Retail Tier created as a web store for retail purchases. The Retail Tier is not expected to require any membership fee, and is intended to be accessible to the general public. It is expected to be similar to Bluenile.com, which is regarded as the current market leader in online diamond transactions.

2.       Collectors Tier – This tier is expected to include higher value collector and museum quality pieces for sale. In order to access these collections, the Company plans to require members to purchase a monthly membership. The membership is expected to carry a monthly recurring fee of $50. The Collectors Tier is also expected to offer the opportunity for members to sell their jade pieces to Jade Global Holdings at prevailing market prices. Additionally, The Collectors Tier should allow collectors to trade pieces among themselves. On these third party transactions, Jade Global Holdings plans charge a small transaction fee to cover processing costs.

3.       Wholesale Tier – The Wholesale Tier is planned to be made available to those engaged in the jewelry trade, such as buyers, artists, designers and other purchasers of jade in bulk. The products sold at the Wholesale Tier are expected to be comprised of jewelry designed for retail sale in jewelry stores other than the Company’s own, bulk sales of raw jade and other large scale purchases. This tier is also expected to allow for sell back, though that is planned to be limited mostly to raw jade, rather than finished jewelry. The Company anticipates pricing the Wholesale Tier of membership at $500/mo.

The Company does not anticipate charging any membership fees for the first full year of operations, during which time the Company intends to build its client base and refine both its platform and products. The Company plans to offer customers the use of its showrooms and lounges, as well as its expert staff, for their own private transactions, for an additional fee. Additionally, the Company plans to offer storage of its customer’s jade at secure storage facilities that the Company intends to build or lease around the world. The Company’s Collectors Tier and Wholesale Tier are slated to include the Company’s Buyback Guarantee whereby Jade Global Holdings guarantees that it will repurchase any piece of jewelry, raw jade or collectible purchased through its platform at current market prices. The Company expect that this Buyback Guarantee combined with its Global Trading Platform will entice customers to purchase its products not only to be worn or displayed, but also for investment purposes in the hopes that the value increases, and customers will have a medium on which to trade their pieces.

The Jade Global Holdings brand will endeavor to offer trendy, hip products for all ages. The Company plans to supply medium quality and high quality “designer” Jewelry to appeal to every taste. In addition to jewelry, the Company will also sell high quality and museum quality collectibles. Finally, the Company plans to sell bulk jade on a wholesale basis to jewelry designers, artisans, investors and collectors.

Jade Global Holdings plans to purchase jade from trusted supply chains located in the biggest jade producing regions of the world, including China, Korea and Canada. The Company also plans to purchase jade from customers as part of its Buyback Guarantee program, ensuring a constant stream of investment grade jade products in addition to the investment, high end and commercial grade jade and jade products purchased from resale through its wholesale channels.

Jade Global Holdings plans to utilize famous jewelry designers from around the world to create unique pieces of jewelry for all price points, as well as for mass production and resale through its wholesale business-to-business channels. Additionally, the Company intends to commission artisans to create valuable collectibles for sale on its Global Trading Platform and in its stores. Finally, the Company may employ jade jewelry designers in its stores who can create beautiful, one-of- a-kind custom Jewelry for its customers while they wait, giving them an added appreciation of the beautiful jade pieces being created.

The Company also changed its principal offices and mailing address to 1825 Ponce De Leon Blvd., Suite 411, Coral Gables, Florida 33134-4418. The Company’s new telephone number is 786-323-7900.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Directors/Officers

Effective immediately upon the Closing of the transaction contemplated in the Stock Purchase Agreement, Michael J. Johnson tendered his resignation as sole director and from all officer positions held in the Company.

(b) Appointment of Directors and Officers

Immediately effective upon the Closing of the transaction contemplated in the Stock Purchase Agreement, the following persons were appointed as the Company’s executive officers and directors. Directors are elected to hold offices until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Name	Age	Position
Guoqiang Qian	59	President, Chief Executive Officer, Chairman
Scott Silverman	47	Treasurer, Chief Financial Officer, Director
Min Shi	57	Secretary, Director

Guoqiang Qian (age 59)

Guoqiang Qian spent the earlier part of his 40-year career working for the Shanghai Railway Yangpu Station and Shanghai Railway Bureau. Since 1995, Mr. Qian has served in several executive roles, including as the Executive President of the Hong Kong Huntec Group and General Manager of Shanghai Guoyin Science & Technology Co., Ltd. In 2010, Mr. Qian created Shanghai Bridgeway-Horizon Multimedia Technology Co., Ltd., which was engaged in the development of multimedia, animation and gaming technologies that were implemented at several large scale resorts in China. In 2012, he founded Shanghai Dingyangxuan Investment Management, that engaged in the investment and management of artwork. He then founded the Shanghai Dingyangxuan Tea Culture Museum and the Shanghai Shuojue Art Museum and Shanghai Cuicange Treasury Museum in 2014 and 2016 respectively. He currently sits on the Board of Directors of the Shanghai Cuican Culture Diffusion Co., Ltd and is the Deputy Chairman of Chinese Civil Collections Preservation Commission. Mr. Qian attended university in China and earned his Master’s degree in political economics.

Scott Silverman (age 47)

Mr. Silverman is an accomplished and integrity-driven financial executive who has over 25 years of business success on national and international levels, with strong concentration and successes in SME operational and financial management. He has a highly diverse knowledge of financial, legal and operations management; public company management, accounting and Securities and Exchange Commission regulations. Mr. Silverman specializes in establishing and streamlining back-office policies and procedures and implementing sound financial management and internal controls necessary for enterprise growth and scalability. While serving as the VP of Finance of Itopia, Mr. Silverman was involved in the raise of over $5 million, reduced expenses by more than 40% and participated in a 100% increase in year-over-year top line revenues. Mr. Silverman is also one of the founders, and serves as President and CEO, of EverAsia Financial Group, which grew into a multi-national corporate financial management and advisory firm serving clients in the United States and Asia. Well versed in securities regulations and accounting, Mr. Silverman has orchestrated investor exits for multiple companies, including ushering five client companies through successful public offerings. While at ICV, a boutique private equity firm, Mr. Silverman managed a $35 million portfolio of companies, simultaneously serving as the CFO for both the parent company and for several portfolio companies, one of which was listed on the Entrepreneur Magazine “Hot 100” list, and was ultimate successfully spun off, delivering added value to its shareholders. In addition to being an Intuit QuickBooks ProAdvisor, Mr. Silverman is well versed in Microsoft licensing and Office365 administration and has a working knowledge of IT systems.

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Mr. Silverman received a Bachelor’s degree in Finance from the George Washington University and a Master’s Degree in Accounting from Nova Southeastern University.

Min Shi (age 57)

Min Shi has been an international business consultant and has worked in the investment and finance industry, both in the United States and in China, for more than 25 years. Since 2001, Ms. Shi has assisted American companies which were conducting, or wished to conduct, business in China. She has worked successively in the roles of associate, senior counselor, Finance and Investment Department Manager, Asset Management, Mutual Fund Department Manager, and Vice President at the Nan Yang Investment Company of China, Jia Shi Investment Group of Hong Kong, China Hao Ran Investment Company, China Long Sheng Heng Ye Investment Company and China Wall Street Investment Company, respectively. Ms. Shi has worked with many small and medium sized companies on overseas market development, assisting them in securing financing in the United States, Hong Kong and Chinese capital markets. Additionally, she has consulted for several US based companies by making introductions to, and improving relations with, the Chinese government. Ms. Shi has worked with several banks and Chinese provincial governments on various projects, including financing government real estate development projects and mergers or acquisitions between government owned and private enterprises in China. Ms. Shit has a Bachelor’s degree from the Chinese Medical University of Beijing.

Family Relationships

There are no family relationships between Guoqiang Qian, Scott Silverman, Min Shi and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated December 15, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA ANALYTICS CORPORATION

Date: December 28, 2016	By:	/s/ Quoqiang Qian
Guoquiang Qian
President, Chief Executive Officer and Director (Principal Executive Officer)

	By:	/s/ Scott J. Silverman
Scott J. Silverman Treasurer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

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